UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 25, 2017

CONSTELLATION BRANDS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-08495	16-0716709
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

207 High Point Drive, Building 100, Victor, NY 14564
(Address of principal executive offices)              (Zip Code)

Registrant’s telephone number, including area code   (585) 678-7100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 8.01	Other Events.

On September 25, 2017, Constellation Brands, Inc. issued a news release regarding its plans to launch a commercial paper program. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1. Neither this Current Report on Form 8-K nor the exhibit hereto shall constitute an offer to sell or the solicitation of an offer to buy any notes issuable under the Company’s commercial paper program nor shall there be a sale of notes in any jurisdiction in which any such offer, solicitation or sale would be unlawful prior to the registration or qualification of the notes under the securities laws of any such jurisdiction. This notice is being made pursuant to and in accordance with Rule 135c under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

The following exhibit is filed as part of this Current Report on Form 8-K:

Exhibit No.	Description
99.1	News Release of Constellation Brands, Inc. dated September 25, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 25, 2017	CONSTELLATION BRANDS, INC.

	By:	/s/ David Klein
David Klein
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit No.	Description

(99)	ADDITIONAL EXHIBITS

(99.1)	News Release of Constellation Brands, Inc. dated September 25, 2017.